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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the previously filed Registration Statement of Schuff Steel Company on Form S-8 No. 333-45829 of our report dated August 5, 1997, except for Note 10 as to which the date is March 18, 1998, with respect to the consolidated financial statements of Addison Structural Services, Inc. and Subsidiaries as of June 30, 1997 and for each of the years in the three year period ended June 30, 1997 included in this Current Report on Form 8K/A.

                                                      /s/ Mauldin & Jenkins, LLC

Albany, Georgia
June 19, 1998